Ex 23.1

To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Yi
Wan Group, Inc. on Form 10 of our reports dated February 26, 2001 on our audits of the financial statements of Yi Wan Group, Inc. and subsidiaries as of
December 31, 2000 and 1999 and for the year and period then ended, which our report is incorporated by reference in the Form 10 registration statement.

/s/Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California
October 30, 2001